Exhibit 2.1
                                 Listing of Schedules
                                          to
                             Agreement and Plan of Merger
                              dated as of June 29, 1994
                                       between
                               Burlington Northern Inc.
                                         and
                             Santa Fe Pacific Corporation

     Note: The inclusion of items on these schedules does not mean that they are "material" to SFP or to BNI.

     Schedules furnished in connection with certain representations and warranties of Santa Fe Pacific Corporation as set forth in Article III

     Schedule III, Section 3.4     Non-Contravention

     Schedule III, Section 3.6     Material Subsidiaries

     Schedule III, Section 3.12    Undisclosed Material Liabilities

     Schedule III, Section 3.13    Litigation

     Schedule III, Section 3.14    Taxes

     Schedule III, Section 3.15    ERISA

     Schedule III, Section 3.17    Environmental Matters


     Schedules furnished in connection with certain covenants of Santa Fe Pacific Corporation as set forth in Article V

     Schedule V, Section 5.1       Conduct of SFP


     Schedules furnished in connection with certain representations and warranties of Burlington Northern Inc. as set forth in Article IV

     Schedule IV, Section 4.5      Capitalization

     Schedule IV, Section 4.6      Material Subsidiaries

     Schedule IV, Section 4.12     Undisclosed Material Liabilities

     Schedule IV, Section 4.13     Litigation

     Schedule IV, Section 4.15     ERISA

     Schedule IV, Section 4.17     Environmental Matters


     Schedules furnished in connection with certain covenants of Burlington Northern Inc. as set forth in Article VI

     Schedule VI, Section 6.1      Conduct of BNI